UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2005
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 3, 2005, the Board of Directors of LIN TV Corp. (the “Company”) approved changes to the compensation of non-employee directors. The Company had previously adopted a director compensation policy that provided as of January 1, 2005 for the payment to each director that is not an employee of the Company (a “Non-Employee Director”) of an annual retainer and cash compensation for attendance at meetings of the Board of Directors and committees of the Board of Directors, as well as the grant of options for the purchase of 10,000 shares of Class A Common Stock, par value $0.01 per share of the Company (“Common Stock”) upon initial election to the Board of Directors and annual grants thereafter of options to purchase 4,000 shares of Common Stock. It was the intention of the Board of Directors to amend the annual equity grants to Non-Employee Directors to provide for grants of options to purchase 3,000 shares of Common Stock and 2,000 shares of restricted stock commencing as of the approval of such arrangements at the 2005 annual meeting of stockholders. Although the description of the Amended and Restated 2002 Non-Employee Director Plan in the proxy statement for the 2005 annual meeting of shareholders accurately described the intended grants, due to a drafting error, the form of Amended and Restated 2002 Non-Employee Director Plan submitted to stockholders for approval at the 2005 annual meeting of stockholders instead provided, pursuant to a formula contained in such plan, that that 2005 annual grant to Non-Employee Directors would consist of options to purchase 1,333 shares of Common Stock and 888 shares of restricted stock.
As a result, the Board approved in addition to the annual retainer and option and restricted stock awards granted pursuant to the director compensation policies then in effect, an additional cash payment for service as a director in 2005 equal to $26,195 (the “Additional Cash Payment”). The Board also adopted a resolution recommending that each Non-Employee Director use the proceeds of the Additional Cash Payment after the payment of applicable taxes to make an acquisition, subject to compliance with all applicable securities laws, of additional shares of Common Stock and to retain any shares of Common Stock so purchased until the date on which such shares of Common Stock would have vested had such shares of Common Stock been granted as a restricted stock award pursuant to the Amended and Restated 2002 Non-Employee Director Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: August 9, 2005	By:	/s/ Vincent L. Sadusky
		Name:	Vincent L. Sadusky
		Title:	Chief Financial Officer and Treasurer